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                                                                    EXHIBIT 22

                     DR PEPPER/SEVEN-UP COMPANIES, INC.
                         SUBSIDIARIES OF REGISTRANT









            NAME                                       STATE OF INCORPORATION
------------------------------                         ----------------------

Dr Pepper/Seven-Up Corporation                                 Delaware